Exhibit 1.1
6,150,000 Shares
HALOZYME THERAPEUTICS, INC.
Common Stock ($.001 par value)
UNDERWRITING AGREEMENT
June 23, 2009
JEFFERIES & COMPANY, INC.
520 Madison Avenue
New York, New York 10022
Ladies and Gentlemen:
     Introductory. Halozyme Therapeutics, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to Jefferies & Company, Inc. as sole underwriter (“Jefferies” or the “Underwriter”) an aggregate of 6,150,000 shares (a “Share” and, collectively, the “Shares”) of common stock, $0.001 par value per share (the “Common Stock”) of the Company.
     The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3 (File No. 333-155787), and has prepared a base prospectus (the “Base Prospectus”) to be used in connection with the public offering and sale of the Shares. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it was declared effective by the Commission under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including all documents incorporated or deemed to be incorporated by reference therein and any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), is called the “Registration Statement.” Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the “Rule 462(b) Registration Statement” and, from and after the date and time of filing of the Rule 462(b) Registration Statement (if any) the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Such prospectus, in the form first used by the Underwriter to confirm sales of the Shares or in the form first made available to the Underwriter by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act, is called the “Prospectus.” The preliminary prospectus supplement dated June 22, 2009 describing the Shares and the offering thereof, together with the Base Prospectus, is called the “Preliminary Prospectus Supplement,” and the Preliminary Prospectus Supplement and any other preliminary prospectus supplement to the Base Prospectus that describes the Shares and the offering thereof and is used prior to the filing of the Prospectus (as defined below), together with the Base Prospectus, is called a “preliminary prospectus.” As used herein, the term “Prospectus” shall mean the final prospectus supplement to the Base Prospectus that describes the Shares and the offering thereof (the “Final Prospectus Supplement”), together with the Base Prospectus, in the form first used by the Underwriter to confirm sales of the Shares or in the form first made available to the Underwriter by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act. As used herein, “Applicable Time” is 5:00 p.m. (New York time) on June 23, 2009. As used herein, “Time of Sale Prospectus” means the Preliminary Prospectus Supplement, as amended or supplemented immediately prior to the Applicable Time, together with the free writing prospectuses, if any, identified in Schedule A hereto, and each “road show” (as defined in Rule 433 under the Securities Act), if any, related to the offering of the Shares contemplated hereby that is a “written communication” (as defined in Rule 405 under the Securities Act) (each such road show, a “Road Show”). As used herein, the terms “Registration Statement,” “Rule 462(b) Registration Statement”, “Preliminary Prospectus Supplement,” “Base Prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents incorporated and deemed to be incorporated by reference therein. All references in this Agreement to amendments or supplements to the Registration Statement, the Rule 462(b) Registration Statement, the Preliminary Prospectus Supplement, the Base Prospectus, the Time of Sale Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Exchange Act which is or is deemed to be incorporated by reference in the Registration Statement, the Rule 462(b) Registration Statement, the Preliminary Prospectus Supplement, the Base Prospectus, the Time of Sale Prospectus or the Prospectus, as the case may be. All references in this Agreement to (i) the Registration Statement, the 462(b) Registration Statement, the Preliminary Prospectus Supplement, the Base Prospectus or the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) and (ii) the Prospectus shall be deemed to include the “electronic Prospectus” provided for use in connection with the offering of the Shares as contemplated by Section 3(a)(k) of this Agreement. All references in this Agreement to financial statements and schedules and other information which are “contained,” “included” or “stated” in the Registration Statement, the Rule 462(b) Registration Statement, the Preliminary Prospectus Supplement, the Base Prospectus, the Time of Sale Prospectus or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Rule 462(b) Registration Statement, the Preliminary Prospectus Supplement, the Base Prospectus, the Time of Sale Prospectus or the Prospectus, as the case may be, and all references in this Agreement to amendments or supplements to the Registration Statement, the Rule 462(b) Registration Statement, the Preliminary Prospectus Supplement, the Base Prospectus, the Time of Sale Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Exchange Act which is or is deemed to be incorporated by reference in the Registration Statement, the Rule 462(b) Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus, as the case may be.
     In the event that the Company has only one subsidiary, then all references herein to “subsidiaries” of the Company shall be deemed to refer to such single subsidiary, mutatis mutandis.
     The Company hereby confirms its agreements with the Underwriter as follows:
          Section 1. Representations and Warranties of the Company.
          The Company hereby represents, warrants and covenants to the Underwriter, as of the date of this Agreement and as of the Closing Date (as hereinafter defined), and covenants with the Underwriter, as follows:

     (a) Compliance with Registration Requirements. The Registration Statement and any Rule 462(b) Registration Statement have been declared effective by the Commission under the Securities Act. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.
          Each preliminary prospectus and the Prospectus when filed complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Underwriter for use in connection with the offer and sale of the Shares. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became effective and as of the Closing Date (as defined in Section 2), complied and will comply in all material respects with the Securities Act and Exchange Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, the Time of Sale Prospectus did not, and at the time of each sale of the Shares and at the Closing Date (as defined in Section 2), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus, as amended or supplemented, as of its date and as of the Closing Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the three immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus or the Time of Sale Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by Jefferies expressly for use therein, it being understood and agreed that the only such information furnished by Jefferies to the Company consists of the information described in Section 9(b) below. There are no contracts or other documents required to be described in the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.
          The Company is not an “ineligible issuer” in connection with the offering of the Shares pursuant to Rules 164, 405 and 433 under the Securities Act.
          Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of Rule 433 under the Securities Act including timely filing with the Commission or retention where required and legending, and each such free writing prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares did not, does not and will not include any information that conflicted, conflicts with or will conflict with the information contained in the

Registration Statement, the Prospectus or any preliminary prospectus, including any document incorporated by reference therein. Except for the free writing prospectuses, if any, identified in Schedule A hereto, and electronic road shows, if any, furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.
     (b) Offering Materials Furnished to Underwriter. The Company has delivered to the Underwriter a complete copy of the Registration Statement, each amendment thereto and any Rule 462(b) Registration Statement and of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement, each amendment thereto and any Rule 462(b) Registration Statement (without exhibits) and the Preliminary Prospectus Supplement, the Time of Sale Prospectus, the Prospectus, as amended or supplemented, and any free writing prospectus reviewed and consented to by the Underwriter, in such quantities and at such places as the Underwriter has reasonably requested.
     (c) Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the completion of the Underwriter’s distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than the Preliminary Prospectus Supplement, the Time of Sale Prospectus, the Prospectus, any free writing prospectus reviewed and consented to by the Underwriter or the Registration Statement.
     (d) The Underwriting Agreement. The Company has the full right, power and authority to enter into this Agreement and to perform and to discharge its obligations hereunder and this Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.
     (e) Corporate Records. All minute books of the Company and its subsidiaries existing since January 1, 2007, including all existing records of all meetings and actions of the board of directors (including Audit, Compensation, Nominating and Governance and other board committees) and stockholders of the Company from January 1, 2007 through the date of the latest meeting and action (collectively, “Corporate Records”) have been made available or otherwise described to the Underwriter and counsel for the Underwriter. All such Corporate Records are complete and accurately reflect, in all material respects, all transactions referred to in such Corporate Records. There are no material transactions, agreements or other actions of the Company and its subsidiaries that are not properly approved or recorded in the Corporate Records.
     (f) Authorization of the Shares. The Shares have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and the issuance and sale of the Shares is not subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase the Shares.
     (g) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for persons and entities who have waived such rights or who have been given timely and proper written notice and have failed to exercise such rights within the time or times required under the terms and conditions of such rights.
     (h) No Material Adverse Change. Except as otherwise disclosed in the Time of Sale Prospectus, subsequent to the respective dates as of which information is given in Time of Sale Prospectus: (i) there has been no material adverse change, or any development that would reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.
     (i) Independent Accountants. Ernst & Young LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission as a part of the Registration Statement and included in the Preliminary Prospectus Supplement, the Prospectus and Time of Sale Prospectus (each, an “Applicable Prospectus” and collectively, the “Applicable Prospectuses”), are independent public or certified public accountants as required by the Securities Act and the Exchange Act.
     (j) Preparation of the Financial Statements. The financial statements filed with the Commission as a part of the Registration Statement and included in the Preliminary Prospectus Supplement, the Time of Sale Prospectus and the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. The supporting schedules included in the Registration Statement present fairly the information required to be stated therein. Such financial statements and supporting schedules have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement or any Applicable Prospectus. The financial data set forth in each Applicable Prospectus fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement and each Applicable Prospectus. To the Company’s knowledge, no person who has been suspended or barred from being associated with a registered public accounting firm, or who has failed to comply with any sanction pursuant to Rule 5300 promulgated by the Public Company Accounting Oversight Board, has participated in or otherwise aided the preparation of, or audited, the financial statements, supporting schedules or other financial data filed with the Commission as a part of the Registration Statement and included in any Applicable Prospectus.
     (k) Company’s Accounting System . The Company and each of its subsidiaries make and keep accurate books and records and maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. There has not been and is no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and since December 31, 2008, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting except as disclosed in the Registration Statement and the Prospectus.
     (l) Incorporation and Good Standing of the Company and its Subsidiaries. Each of the Company and its subsidiaries (i) has been duly incorporated or organized, as the case may be, and is validly existing as a corporation, partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization and has the power and authority (corporate or other) to own, lease and operate its properties and to conduct its business as described in each Applicable Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement; and (ii) is duly qualified as a foreign corporation, partnership or limited liability company, as applicable, to transact business and is in good standing in each jurisdiction where qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified or in good standing or have such power or authority would not reasonably be expected to result, singularly or in the aggregate, in a Material Adverse Change. All of the issued and outstanding capital stock or other equity or ownership interests of each subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or adverse claim. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than (x) the subsidiaries listed in Exhibit 21 to the Registration Statement and (y) such other entities omitted from Exhibit 21 which, when such omitted entities are considered in the aggregate as a single subsidiary, would not constitute a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X.
     (m) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in each Applicable Prospectus under the caption “Capitalization” (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Time of Sale Prospectus or upon the exercise of outstanding options or warrants described in each Applicable Prospectus). The Shares conform in all material respects to the description thereof contained in the Time of Sale Prospectus. All of the issued and outstanding Shares have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding Shares was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those accurately described in each Applicable Prospectus. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in each Applicable Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights. All of the outstanding shares of capital stock of the Company’s subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and, except to the extent set forth in each Applicable Prospectus, are owned directly by the Company, free and clear of any claim, lien encumbrance, security interest, defect or restriction upon voting or transfer or any other claim of any kind.
     (n) Trading; Exchange Account Registration; Stockholder Approval. The Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed on the NASDAQ Global Market under the symbol “HALO,” and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Shares under the Exchange Act or delisting the Shares from the NASDAQ Global Market, nor has the Company received any notification that the Commission or the NASDAQ Global Market is contemplating terminating such registration or listing. The Company is in compliance with all applicable corporate governance requirements set forth in the NASDAQ Global Marketplace Rules that are currently in effect. No approval of the stockholders of the Company under the rules and regulations of the NASDAQ Global Market is required for the Company to issue and deliver the Shares to the Underwriter. Any certificate signed by or on behalf of the Company and delivered to the Underwriter or to counsel for the Underwriter shall be deemed to be a representation and warranty by the Company to the Underwriter as to the matters covered thereby.
     (o) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws, partnership agreement or operating agreement or similar organizational document, as applicable, (ii) is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound (including, without limitation, any credit agreement, indenture, pledge agreement, security agreement or other instrument or agreement evidencing, guaranteeing, securing or relating to indebtedness of the Company or any of its subsidiaries ), or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”), or (iii) in violation in any respect of any statute, law, rule, regulation, ordinance, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or its subsidiaries, or any of their properties, as applicable (including, without limitation, those administered by the Food and Drug Administration of the U.S. Department of Health and Human Services (the “FDA”) or by any foreign, federal, state or local government or regulatory authority performing functions similar to those performed by the FDA), except with respect to clauses (ii) and (iii), for any violations, breaches or Defaults as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change. The Company’s execution, delivery and performance of this Agreement, consummation of the transactions contemplated hereby and by each Applicable Prospectus and the issuance and sale of the Shares (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or by-laws, partnership agreement or operating agreement or similar organizational document of the Company or any subsidiary, as applicable, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument and (iii) will not result in any violation of any statute, law, rule, regulation, ordinance, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or its subsidiaries, or any of their properties, as applicable (including, without limitation, those administered by the FDA or by any foreign, federal, state or local government or regulatory authority performing functions similar to those performed by the FDA) applicable to the Company or any subsidiary. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by each Applicable Prospectus, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable state securities or blue sky laws.
     (p) No Material Actions or Proceedings. There are no legal or governmental actions, suits or proceedings (including any proceeding before the FDA or comparable federal, state, local or foreign governmental bodies) pending or, to the Company’s knowledge, threatened (i) against the Company or any of its subsidiaries, (ii) which, to the Company’s knowledge, have as the subject thereof any officer or director of, or property owned or leased by, the Company or any of its subsidiaries or (iii) relating to environmental or discrimination matters, where in any such case (A) to the Company’s knowledge, there is a substantial likelihood that such action, suit or proceeding will be determined adversely to the Company, such subsidiary or such officer or director, (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement and (C) any such action, suit or proceeding is or would be material in the context of the sale of Shares. No material labor dispute with the employees of the Company or any of its subsidiaries, or, to the Company’s knowledge, with the employees of any principal supplier, manufacturer, customer or contractor of the Company, exists or, to the Company’s knowledge, is threatened or imminent. Neither the Company nor its subsidiaries is aware that any key employee of the Company or its subsidiaries or significant group of employees of the Company or its subsidiaries plans to terminate employment with the Company or its subsidiaries.
     (q) Intellectual Property Rights. To the Company’s knowledge, the Company and its subsidiaries own or possess the right to use all foreign and domestic patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, software, databases, know-how, Internet domain names, trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, and other intellectual property (collectively, “Intellectual Property”) used in carrying on their respective businesses as currently conducted and as such businesses are described in the Applicable Prospectus, and the Company has not received any written notice of any claim to the contrary or any written challenge by any other person to the rights of the Company and its subsidiaries with respect to the foregoing except for those claims and/or challenges that would not reasonably be expected to result in a Material Adverse Change. The Intellectual Property licenses described in the Registration Statement and the Time of Sale Prospectus are valid, binding upon, and enforceable by or against the Company and to the Company’s knowledge the other parties thereto in accordance to their terms except as would not reasonably be expected to result in a Material Adverse Change and subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors’ rights generally and to the effect of general principles of equity which may limit the availability of remedies (whether in a proceeding at law or in equity). The Company and each of its subsidiaries has complied in all material respects with, and is not in material breach of nor has the Company received any written asserted or written threatened claim of breach of, any Intellectual Property license, and the Company has no knowledge of any material breach or anticipated material breach by any other person to any Intellectual Property license. The Company’s and each of its subsidiaries’ businesses as now conducted do not, to the Company’s knowledge, infringe any patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses or other Intellectual Property right of any person. The Company has not received any written notice of any claims that have been made against the Company or any of its subsidiaries alleging the infringement by the Company or any of its subsidiaries of any patent, trademark, service mark, trade name, copyright, trade secret, license in or other intellectual property right of any person except as disclosed in the Registration Statement and the Prospectus. The Company and each of its subsidiaries has taken reasonable steps to protect, maintain and safeguard its rights in all Intellectual Property owned by the Company or its subsidiaries, including the execution of appropriate nondisclosure and confidentiality agreements. The consummation of the transactions contemplated by this Agreement will not result in the material loss or impairment of or payment of any material additional amounts with respect to, nor require the consent of any other person in respect of, the Company’s or any of its subsidiaries’ right to own, use, or hold for use any of the Intellectual Property as owned, used or held for use in the conduct of the businesses as currently conducted. The Company and each of its subsidiaries has at all times complied in all material respects with all applicable laws relating to privacy, data protection, and the collection and use of personal information collected, used, or held for use by the Company and any of its subsidiaries in the conduct of the Company’s and its subsidiaries businesses except as would not reasonably be expected to result in a Material Adverse Change. The Company has not received notice of any claims that have been asserted or threatened against the Company or any of its subsidiaries alleging a violation of any person’s privacy or personal information or data rights and the consummation of the transactions contemplated hereby will not breach or otherwise cause any violation of any law related to privacy, data protection, or the collection and use of personal information collected, used, or held for use by the Company or any of its subsidiaries in the conduct of the Company’s or any of its subsidiaries’ businesses. The Company and each of its subsidiaries take reasonable measures to ensure that such personal information is protected against unauthorized access, use, or other misuse.
     (r) All Necessary Permits, etc. The Company and each subsidiary possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses (including any certificates, authorizations or permits required by the FDA or comparable federal, state, local or foreign governmental bodies) except as would not reasonably be expected to result in a Material Adverse Change, and neither the Company nor any subsidiary has received, or has any reason to believe that it will receive, any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Change.
     (s) Compliance with Laws.
     (i) The Company has not been advised, and has no reason to believe, that it and each of its subsidiaries are not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, the rules and regulations of the FDA or comparable federal, state, local or foreign governmental bodies, except where failure to be so in compliance would not reasonably be expected to result in a Material Adverse Change.
     (ii) The studies, tests and preclinical or clinical trials conducted by or at the direction of or sponsored by the Company that are described in the Registration Statement and the Prospectus (the “Company Studies and Trials”) were and, if still pending, are being, conducted in all material respects in accordance with all statutes, laws, rules, regulations, experimental protocols, procedures and controls (including, without limitation, those administered by the FDA or by any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA) pursuant to, where applicable, accepted professional scientific standards; the descriptions of the results of the Company Studies and Trials contained in the Registration Statement and the Prospectus are accurate in all material respects; and the Company and its subsidiaries have no knowledge of other studies and tests the results of which are materially inconsistent with or otherwise call into question the results described or referred to in the Applicable Prospectus. The Company has not received any notices or correspondence from the FDA or any foreign, state or local governmental body exercising comparable authority mandating the termination, suspension or material modification of any Company Studies or Trials that termination, suspension or material modification would reasonably be expected to result in a Material Adverse Change. For the avoidance of doubt, the Company makes no representation or warranty that the results of any studies, tests or preclinical or clinical trials conducted by or on behalf of or sponsored by the Company will be sufficient to obtain governmental approval from the FDA or any foreign, state or local governmental body exercising comparable authority.
     (iii) Each of the Company and its subsidiaries has established and administers a compliance program (including a written compliance policy) applicable to the Company and its subsidiaries, to assist the Company, its subsidiaries and their directors, officers and employees in complying with applicable regulatory guidelines (including, without limitation, those administered by the FDA and any other foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA).
     (iv) Exchange Act Compliance. The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act, and, when read together with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto become effective and at the Closing Date will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (v) Sarbanes-Oxley Act Compliance. The Company is in compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are currently in effect.

     (vi) Tax Law Compliance. The Company and its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(j) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined.
     (t) Title to Properties . The Company and each of its subsidiaries has good and marketable title to all of the real and personal property and other assets reflected as owned in the financial statements referred to in Section 1(j) above (or elsewhere in any Applicable Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, adverse claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary. The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.
     (u) Company Not an “Investment Company”. The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company is not, and will not be, either after receipt of payment for the Shares or after the application of the proceeds therefrom as described under “Use of Proceeds” in each Applicable Prospectus, an “investment company” within the meaning of Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.
     (v) Insurance. Each of the Company and its subsidiaries are insured by recognized and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and policies covering the Company and its subsidiaries for product liability claims and clinical trial liability claims. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. Neither of the Company nor any subsidiary has been denied any insurance coverage which it has sought or for which it has applied.
     (w) No Price Stabilization or Manipulation; Compliance with Regulation M. The Company has not taken, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Shares or any other “reference security” (as defined in Rule 100 of Regulation M under the 1934 Act (“Regulation M”)) whether to facilitate the sale or resale of the Shares or otherwise, and has taken no action which would directly or indirectly violate Regulation M.

The Company acknowledges that the Underwriter may engage in passive market making transactions in the Shares on the NASDAQ Global Market in accordance with Regulation M.
     (x) Related Party Transactions. Except with respect to the transactions contemplated by this Agreement, there are no business relationships or related-party transactions involving the Company or any of its subsidiaries or any other person required to be described in each Applicable Prospectus which have not been described as required. (The Time of Sale Prospectus contains in all material respects the same description of the matters set forth in the preceding sentence contained in the Prospectus.)
     (y) S-3 Eligibility. At the time the Registration Statement was originally declared effective and at the time the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 (the “Annual Report”) was filed with the Commission, the Company met the then applicable requirements for use of Form S-3 under the Securities Act. The Company does not meet the requirements for use of Form S-3 under the Securities Act specified in Conduct Rule 2710(b)(7)(C)(i) of The Financial Industry Regulatory Authority Inc. (“FINRA”).
     (z) FINRA Matters. There are no affiliations with FINRA among the Company’s officers, directors, or to the knowledge of the Company, any five percent or greater stockholder of the Company, except as set forth in the Applicable Prospectus or otherwise disclosed in writing to the Underwriter.
     (aa) Parties to Lock-Up Agreements. Each of the Company’s directors and executive officers listed in Exhibit B has executed and delivered to Jefferies a lock-up agreement substantially in the form of Exhibit C hereto. Exhibit B hereto contains a true, complete and correct list of all directors of the Company and all executive officers of the Company subject to Section 16 of the Exchange Act (such executive officers collectively, the “Executive Officers”). If any additional persons shall become directors or Executive Officers of the Company prior to the end of the Company Lock-up Period (as defined below), the Company shall cause each such person, prior to or contemporaneously with their appointment or election as a director or Executive Officer of the Company, to execute and deliver to Jefferies an agreement in substantially the form attached hereto as Exhibit C.
     (bb) Statistical and Market-Related Data. The statistical, demographic and market-related data included in the Registration Statement and each Applicable Prospectus are based on or derived from sources that the Company believes to be reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources.
     (cc) Disclosure Controls and Procedures; Deficiencies in or Changes to Internal Control Over Financial Reporting. The Company has established and maintains disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated by management of the Company for effectiveness as of the end of the Company’s most recent fiscal quarter; and (iii) are effective in all material respects to perform the functions for which they were established. The Company is not aware of (i) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. The Company is not aware of any change in its internal control over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
     (dd) ERISA Compliance. The Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their “ERISA Affiliates” (as defined below) are, to the Company’s knowledge, in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would reasonably be expected to result in the loss of such qualification.
     (ee) Brokers. Except for the commissions payable to the Underwriter as described in the Time of Sale Prospectus and the Prospectus, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.
     (ff) Compliance with Environmental Laws.
     (i) Each of the Company and its subsidiaries (1) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (2) has received and is in compliance with all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business; and (3) has not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in any such case for any such failure to comply, or failure to receive required permits, licenses or approvals, or liability would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change.

     (ii) In the ordinary course of its business, the Company and its subsidiaries periodically review the effects of Environmental Laws on the business, operations and properties of each of the Company and its subsidiaries in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company and its subsidiaries have reasonably concluded that such associated costs and liabilities would not result, individually or in the aggregate, in a Material Adverse Change, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Applicable Prospectus.
     (gg) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Rule 462(b) Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus, as the case may be, has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
     (hh) Foreign Corrupt Practices Act. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company and its subsidiaries and, to the knowledge of the Company, the Company’s affiliates have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
          Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to the Underwriter or to counsel for the Underwriter shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.
          The Company acknowledges that the Underwriter and, for purposes of the opinions to be delivered pursuant to Section 6 hereof, counsel to the Company and counsel to the Underwriter, will rely upon the accuracy and truthfulness of the foregoing representations (and to the extent deemed necessary by counsel to the Company, certificates of officers of the Company and its subsidiaries) and hereby consents to such reliance.
          Section 2. Purchase, Sale and Delivery of the Shares.
     (a) The Shares. Upon the terms herein set forth, the Company agrees to issue and sell to the Underwriter an aggregate of 6,150,000 Shares. On the basis of the representations,

warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriter agrees to purchase the Shares from the Company. The purchase price per Share to be paid by the Underwriter to the Company shall be $6.50 per share.
     (b) The Closing Date. Delivery of certificates for the Shares to be purchased by the Underwriter and payment therefor shall be made at the offices of Jefferies, 520 Madison Avenue, New York, New York (or such other place as may be agreed to by the Company and the Underwriter) at 9:00 a.m. New York time, on June 26, 2009 (the time and date of such closing are called the “Closing Date”). The Company hereby acknowledges that circumstances under which the Underwriter may provide notice to postpone the Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company or the Underwriter recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 11.
     (d) Public Offering of the Shares. The Underwriter hereby advises the Company that the Underwriter intends to offer for sale to the public, initially on the terms set forth in the Time of Sale Prospectus and the Prospectus, the Shares as soon after this Agreement has been executed as the Underwriter, in its sole judgment, has determined is advisable and practicable.
     (e) Payment for the Shares. Payment for the Shares shall be made at the Closing Date by wire transfer of immediately available funds to the order of the Company. It is understood that the Underwriter has been authorized to accept delivery of and receipt for, and make payment of the purchase price for, the Shares.
     (f) Delivery of the Shares. The Company shall deliver, or cause to be delivered, to the Underwriter certificates for the Shares to be sold by the Underwriter at the Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Shares shall be in definitive form and registered in such names and denominations as the Underwriter shall have requested at least two full business days prior to the Closing Date and shall be made available for inspection on the business day preceding the Closing Date at a location in New York City as the Underwriter may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriter.
     (g) As compensation for services rendered, the Company shall pay to the Underwriter on the Closing Date by wire transfer of immediately available funds to an account or accounts designated by the Underwriter an aggregate amount equal to four percent (4%) of the gross proceeds received by the Company from the sale of the Shares.
          Section 3. Additional Covenants of the Company.
          The Company further covenants and agrees with the Underwriter as follows:
     (a) Delivery of Registration Statement, Time of Sale Prospectus and Prospectus. The Company shall furnish to you, without charge, one signed copy of the Registration Statement, any amendments thereto and any Rule 462(b) Registration Statement (including exhibits thereto) and shall furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 3(d) or 3(e) below, as many copies of the Time of Sale

Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.
     (b) Underwriter’s Review of Proposed Amendments and Supplements. Prior to amending or supplementing the Registration Statement (including any registration statement filed under Rule 462(b) under the Securities Act), any preliminary prospectus, the Time of Sale Prospectus or the Prospectus (including any amendment or supplement through incorporation of any report filed under the Exchange Act), the Company shall furnish to the Underwriter for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each such proposed amendment or supplement, and the Company shall not file or use any such proposed amendment or supplement without the Underwriter’s consent, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.
     (c) Free Writing Prospectuses. The Company shall not use any free writing prospectuses.
     (d) Amendments and Supplements to Time of Sale Prospectus. If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus so that the Time of Sale Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement, or if, in the opinion of counsel for the Underwriter, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, including the Securities Act, the Company shall (subject to Sections 3(b) and 3(c)) forthwith prepare, file with the Commission and furnish, at its own expense, to the Underwriter and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law including the Securities Act.
     (e) Securities Act Compliance. After the date of this Agreement, the Company shall promptly advise the Underwriter in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement, any Rule 462(b) Registration Statement or any amendment or supplement to any Preliminary Prospectus Supplement, the Time of Sale Prospectus, any free writing prospectus or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement or any Rule 462(b) Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto, any Rule 462(b) Registration Statement or any amendment or supplement to any Preliminary Prospectus Supplement, the Time of Sale Prospectus or the Prospectus or of any order preventing or suspending the use of any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Shares from any securities exchange upon which they are listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rule 424(b) and Rule 430A under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.
     (f) Amendments and Supplements to the Prospectus and Other Securities Act Matters. If any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus so that the Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if in the opinion of the Underwriter or counsel for the Underwriter it is otherwise necessary to amend or supplement the Prospectus to comply with applicable law, including the Securities Act, the Company agrees (subject to Section 3(b) and 3(c)) to promptly prepare, file with the Commission and furnish at its own expense to the Underwriter and to dealers, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law including the Securities Act. Neither the Underwriter’s consent to, or delivery of, any such amendment or supplement shall constitute a waiver of any of the Company’s obligations under Sections 3(b) or (c).
     (g) Blue Sky Compliance. The Company shall cooperate with the Underwriter and counsel for the Underwriter to qualify or register the Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws of those jurisdictions designated by the Underwriter, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Shares. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Underwriter promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.
     (h) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Shares sold by it in the manner described under the caption “Use of Proceeds” in each Applicable Prospectus.
     (i) Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Shares.

     (j) Earnings Statement. As soon as practicable, but in any event no later than twelve months after the date of this Agreement, the Company will make generally available to its security holders and to the Underwriter an earnings statement (which need not be audited) covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.
     (k) Periodic Reporting Obligations. The Company shall file, on a timely basis, with the Commission and the NASDAQ Global Market all reports and documents required to be filed under the Exchange Act.
     (l) Exchange Act Compliance. During the Prospectus Delivery Period, the Company will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.
     (m) Company to Provide Copy of the Prospectus in Form That May be Downloaded from the Internet. The Company shall cause to be prepared and delivered, at its expense, within one business day from the effective date of this Agreement, to Jefferies an “electronic Prospectus” to be used by the Underwriter in connection with the offering and sale of the Shares. As used herein, the term “electronic Prospectus” means a form of Time of Sale Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to Jefferies, that may be transmitted electronically by Jefferies to offerees and purchasers of the Shares; (ii) it shall disclose the same information as the paper Time of Sale Prospectus, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic Prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to Jefferies, that will allow investors to store and have continuously ready access to the Time of Sale Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the Internet as a whole and for on-line time). The Company hereby confirms that it has included or will include in the Prospectus filed pursuant to EDGAR or otherwise with the Commission and in the Registration Statement at the time it was declared effective an undertaking that, upon receipt of a request by an investor or his or her representative, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of the Time of Sale Prospectus.
     (n) Agreement Not to Offer or Sell Additional Shares. During the period commencing on and including the date hereof and ending on and including the 90th day following the date of the Prospectus (as the same may be extended as described below, the “Lock-up Period”), the Company will not, without the prior written consent of Jefferies (which consent may be withheld at the sole discretion of Jefferies), directly or indirectly, sell (including, without limitation, any short sale), offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any Shares, options, rights or warrants to acquire Shares or securities exchangeable or exercisable for or convertible into Shares (other than as contemplated by this Agreement with respect to the Shares) or publicly announce the intention to do any of the foregoing; provided, however, that the Company (i) may issue Shares or options to purchase Shares, or issue Shares upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described in each Applicable Prospectus or as subsequently amended with the consent of the Company’s stockholders, (ii) upon exercise or conversion of any outstanding security; (iii) additional sales pursuant to the Registration Statement; (iv) issuances to strategic partners approved by the Company’s board of directors; (v) warrant coverage for lenders; and the filing of an S-8 registration statement and post effective amendments to currently effective registration statements. Notwithstanding the foregoing, if (i) during the last 17 days of the Lock-up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (ii) prior to the expiration of the Lock-up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-up Period, then in each case the Lock-up Period will be extended until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless Jefferies waives, in writing, such extension (which waiver may be withheld at the sole discretion of Jefferies), except that such extension will not apply if, (i) within three business days prior to the 15th calendar day before the last day of the Lock-up Period, the Company delivers a certificate, signed by the Chief Financial Officer or Chief Executive Officer of the Company, certifying on behalf of the Company that (i) the Shares are “actively traded securities” (as defined in Regulation M), (ii) the Company meets the applicable requirements of paragraph (a)(1) of Rule 139 under the Securities Act in the manner contemplated by FINRA Conduct Rule 2711(f)(4), and (iii) the provisions of FINRA Conduct Rule 2711(f)(4) are not applicable to any research reports relating to the Company published or distributed by the Underwriter during the 15 days before or after the last day of the Lock-up Period (before giving effect to such extension). The Company will provide the Underwriter with prior notice of any such announcement that gives rise to an extension of the Lock-up Period.
     (o) Future Reports to the Underwriter. During the period of five years hereafter the Company will furnish to Jefferies at 520 Madison Avenue, New York, New York Attention: Capital Markets: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, FINRA or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock.
     The Company intends to file the reports required by this Section 3(o)(ii) with the Commission in electronic form pursuant to EDGAR. The Company shall notify the Underwriter in the manner prescribed herein of each such filing. The Underwriter will be directed to access the EDGAR system for purposes of retrieving the reports so filed. Compliance with the foregoing shall constitute delivery by the Company of such reports to the Underwriter in compliance with the provisions of this Section 3(o). The Underwriter shall have no duty to search for or obtain any electronic or other filings that the Company makes with the Commission, regardless of whether such filings are periodic, supplemental or otherwise.
     (p) Investment Limitation. The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act.
     (q) No Stabilization or Manipulation; Compliance with Regulation M. The Company will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Shares or any other reference security, whether to facilitate the sale or resale of the Shares or otherwise, and the Company will, and shall cause each of its affiliates to, comply with all applicable provisions of Regulation M. If the limitations of Rule 102 of Regulation M (“Rule 102”) do not apply with respect to the Shares or any other reference security pursuant to any exception set forth in Section (d) of Rule 102, then promptly upon notice from the Underwriter (or, if later, at the time stated in the notice), the Company will, and shall cause each of its affiliates to, comply with Rule 102 as though such exception were not available but the other provisions of Rule 102 (as interpreted by the Commission) did apply.
          Jefferies may, in its sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.
          Section 4. Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Shares, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Shares to the Underwriter, (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Time of Sale Prospectus, the Prospectus and each preliminary prospectus, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys’ fees and expenses incurred by the Company or the Underwriter in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Shares for offer and sale under the state securities or blue sky laws and, if requested by the Underwriter, preparing and printing a “Blue Sky Survey” or memorandum and a “Canadian wrapper”, and any supplements thereto, advising the Underwriter of such qualifications, registrations, determinations and exemptions, (vii) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriter in connection with, the FINRA’s review, if any, and approval of the Underwriter’s participation in the offering and distribution of the Shares, and (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives, employees and officers of the Company and of the Underwriter.
          Section 5. Covenant of the Underwriter. The Underwriter covenants with the Company not to take any action that would result in the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.
          Section 6. Conditions of the Obligations of the Underwriter. The obligations of the Underwriter to purchase and pay for the Shares as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:
     (a) Accountants’ Comfort Letter. On the date hereof, the Underwriter shall have received from Ernst & Young LLP, independent public or certified public accountants for the

Company, (i) a letter dated the date hereof addressed to the Underwriter, in form and substance satisfactory to the Underwriter, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement, the Preliminary Prospectus Supplement, Time of Sale Prospectus and the Prospectus, and (ii) confirming that they are (A) independent public or certified public accountants as required by the Securities Act and the Exchange Act and (B) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X.
     (b) Compliance with Registration Requirements; No Stop Order; No Objection from FINRA. For the period from and after effectiveness of this Agreement and prior to the Closing Date:
     (i) the Company shall have filed the Prospectus with the Commission (including the information previously omitted from the Registration Statement pursuant to Rule 430B under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act;
     (ii) no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission; and
     (iii) FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.
     (c) No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and through and including the Closing Date:
     (i) in the judgment of the Underwriter there shall not have occurred any Material Adverse Change; and
     (ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.
     (d) Opinion of Counsel for the Company. On the Closing Date the Underwriter shall have received the opinion of DLA Piper LLP (US), counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit A and to such further effect as counsel for the Underwriter shall reasonably request.
     (e) Opinion of Counsel for the Underwriter. On the Closing Date the Underwriter shall have received the opinion of Proskauer Rose LLP, counsel for the Underwriter, in form and substance satisfactory to the Underwriter, dated as of such Closing Date.

     (f) Officers’ Certificate. On the Closing Date the Underwriter shall have received a written certificate executed by the Chief Executive Officer or President of the Company and the Chief Financial Officer of the Company, dated as of such Closing Date, to the effect set forth in subsections (b)(ii) and (c)(ii) of this Section 6, and further to the effect that:
     (i) for the period from and including the date of this Agreement through and including such Closing Date, there has not occurred any Material Adverse Change;
     (ii) the representations, warranties and covenants of the Company set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date; and
     (iii) the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.
     (g) Bring-down Comfort Letter. On the Closing Date the Underwriter shall have received from Ernst & Young LLP, independent public or certified public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Underwriter, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 6, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date.
     (h) Lock-Up Agreements from Certain Securityholders of the Company. On or prior to the date hereof, the Company shall have furnished to the Underwriter an agreement in the form of Exhibit C hereto from the persons listed on Exhibit B hereto, and such agreement shall be in full force and effect on the Closing Date.
     (i) Form 8-K. The Company shall have prepared and filed with the Commission a Current Report on Form 8-K including as an exhibit thereto this Agreement.
     (j) Additional Documents. On or before the Closing Date, the Underwriter and counsel for the Underwriter shall have received such information, documents and opinions as they may reasonably request for the purposes of enabling them to pass upon the issuance and sale of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as contemplated herein and in connection with the other transactions contemplated by this Agreement shall be satisfactory in form and substance to the Underwriter and counsel for the Underwriter.
     (k) Rule 462(b) Registration Statement. In the event that a Rule 462(b) Registration Statement is filed in connection with the offering contemplated by this Agreement, such Rule 462(b) Registration Statement shall have been filed with the Commission on the date of this Agreement and shall have become effective automatically upon such filing.
          If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Underwriter by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 7, Section 8 and Section 9 shall at all times be effective and shall survive such termination.
          Section 7. Reimbursement of Underwriter’s Expenses. If this Agreement is terminated by the Underwriter pursuant to Section 6, or Section 12, or if the sale to the Underwriter of the Shares on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Underwriter upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Underwriter in connection with the proposed purchase and the offering and sale of the Shares, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.
          Section 8. Effectiveness of this Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
          Section 9. Indemnification.
     (a) Indemnification of the Underwriter. The Company agrees to indemnify and hold harmless the Underwriter, its officers and employees, and each person, if any, who controls the Underwriter within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which the Underwriter or such officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or regulation, or the laws or regulations of foreign jurisdictions where Shares have been offered or sold or at common law or otherwise (including in settlement of any litigation), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Time of Sale Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) any breach of the representations, warranties or covenants of the Company contained herein; and to reimburse the Underwriter and each such officer, employee and controlling person for any and all expenses (including the fees and disbursements of counsel chosen by Jefferies) as such expenses are reasonably incurred by the Underwriter or such officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by the Underwriter to the Company consists of the information described in subsection (b) below. The indemnity agreement set forth in this Section 9(a) shall be in addition to any liabilities that the Company may otherwise have.

     (b) Indemnification of the Company, its Directors and Officers. The Underwriter agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus the Time of Sale Prospectus or the Prospectus (or such amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, such preliminary prospectus, the Time of Sale Prospectus or the Prospectus (or such amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided that the Underwriter shall not be required to pay any amount under this Section 9(b) in excess of the total compensation received by the Underwriter hereunder in connection with the sale of the Shares. The Company hereby acknowledges that the only information that the Underwriter has furnished to the Company expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth (i) in the first two sentences and the last sentence of the fourth paragraph under the caption “Underwriting” in the Preliminary prospectus Supplement and the Final Prospectus Supplement concerning commissions and expenses; (ii) in the ninth paragraph under the caption “Underwriting” in the Preliminary prospectus Supplement and the Final Prospectus Supplement concerning lock-up agreements; and (iii) in the thirteenth, fourteenth and fifteenth paragraphs under the caption “Underwriting” in the Preliminary prospectus Supplement and the Final Prospectus Supplement concerning stabilization and passive market making by the Underwriter. The indemnity agreement set forth in this Section 9(b) shall be in addition to any liabilities that the Underwriter may otherwise have.
     (c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 9 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party and that representation by a single counsel would be inappropriate, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (together with local counsel), representing the indemnified parties who are parties to such action), which counsel (together with any local counsel) for the indemnified parties shall be selected by Jefferies (in the case of counsel for the indemnified parties referred to in Section 9(a) above) or by the Company (in the case of counsel for the indemnified parties referred to in Section 9(b) above)), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are incurred.
     (d) Settlements. The indemnifying party under this Section 9 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 9(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.
          Section 10. Contribution. If the indemnification provided for in Section 9 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriter, on the other hand, from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriter, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriter, on the other hand, in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriter, in each case as set forth on the front cover page of the Prospectus bear to the aggregate offering price of the Shares as set forth on such cover. The relative fault of the Company, on the one hand, and the Underwriter, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriter, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
          The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 9(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 9(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 10; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 9(c) for purposes of indemnification.
          The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 10.
          Notwithstanding the provisions of this Section 10, the Underwriter shall not be required to contribute any amount in excess of the underwriting discounts and commissions received by the Underwriter in connection with the Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 10, each officer and employee of the Underwriter and each person, if any, who controls the Underwriter within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.
          Section 11. [Reserved].

          Section 12. Termination of this Agreement. This Agreement may be terminated in the absolute discretion of the Underwriter, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date, if at any time (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the NASDAQ Global Market, or trading in securities generally on either the NASDAQ Global Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the FINRA; (ii) a general banking moratorium shall have been declared by any of federal, New York, Delaware or California authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Underwriter is material and adverse and makes it impracticable to market the Shares in the manner and on the terms described in the Time of Sale Prospectus or the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of the Underwriter there shall have occurred any Material Adverse Change; (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Underwriter may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured or (vi) for any other reason permitted under the Agreement. Any termination pursuant to this Section 12 shall be without liability on the part of (a) the Company to the Underwriter, except that the Company shall be obligated to reimburse the expenses of the Underwriter pursuant to Section 4 and Section 7 hereof, (b) the Underwriter to the Company, or (c) of any party hereto to any other party except that the provisions of Section 9 and Section 10 shall at all times be effective and shall survive such termination.
          Section 13. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriter, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction the Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (c) the Underwriter has not assumed or will not assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company on other matters) and the Underwriter has no obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriter and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriter has not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.
          Section 14. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and, anything herein to the contrary notwithstanding, will survive delivery of and payment for the Shares sold hereunder and any termination of this Agreement.

          Section 15. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:
     If to the Underwriter:
Jefferies & Company, Inc.
520 Madison Avenue
New York, New York 10022
Facsimile: (212) 284-2280
Attention: General Counsel
     with a copy (which shall not constitute notice) to:
Proskauer Rose LLP
New York, New York 10036
Facsimile: (212) 969-2900
Attention: Stuart Bressman, Esq.
     If to the Company:
Halozyme Therapeutics, Inc.
11388 Sorrento Valley Road
San Diego, California 92121
Facsimile: (858) 704-8311
Attention: Legal Department
     with a copy (which shall not constitute notice) to:
DLA Piper LLP (US)
4365 Executive Drive, Suite 1100
San Diego, California 92121
Facsimile: (858) 677-1477
Attention: Douglas J. Rein, Esq.
Any party hereto may change the address for receipt of communications by giving written notice to the others.
          Section 16. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 9 and Section 10, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Shares as such from the Underwriter merely by reason of such purchase.
          Section 17. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

          Section 18. Governing Law Provisions. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.
          Section 19. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Table of Contents and the Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.
          Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 9 and the contribution provisions of Section 10, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 9 and 10 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.
          Section 20. Certain Definitions and Usage of Terms. When used in this Agreement, the following terms have the following meanings: (i) “to the Company’s knowledge” or “to the knowledge of the Company” or words of similar import shall mean to the knowledge of James E. Cartoni or any Executive Officer of the Company and (ii) “received by the Company” or words of similar import shall mean received by any Executive Officer of the Company.

          If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours, HALOZYME THERAPEUTICS, INC.
By:	/s/ Jonathan Lim
	Name:	Jonathan Lim
	Title:	President and CEO

          The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriter in New York, New York as of the date first above written.

JEFFERIES & COMPANY, INC.
By:	/s/ Annette Grimaldi
	Name:	Annette Grimaldi
	Title:	Managing Director

30